Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-138475) of Hercules Offshore, Inc. and in the related Prospectus

2)	Registration Statement (Form S-8 Nos. 333-129344, 333-134135, 333-149289) of Hercules Offshore, Inc.
of our report dated February 25, 2009 (except for Note 1, as to which the date is September 22, 2009) with respect to the consolidated financial statements of Hercules Offshore, Inc. included in this Current Report (Form 8-K) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Houston, Texas
September 22, 2009